Exhibit 10.17

WPX ENERGY BOARD OF DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective January 1, 2013

Table of Contents

ARTICLE I Purpose and Intent	1

1.1 Purpose of the Plan	1
1.2 Relationship to the Incentive Plan	1
1.3 Intent and Construction	1

ARTICLE II Definitions	1

2.1 Affiliate	1
2.2 Beneficiary or Beneficiaries	1
2.3 Board	1
2.4 Cash Compensation	2
2.5 Code	2
2.6 Compensation Committee	2
2.7 Company	2
2.8 Deferred Equity Account	2
2.9 Deferred Money Account	2
2.10 Director Annual Grant	2
2.11 Equity Compensation	2
2.12 Fund or Funds	2
2.13 Incentive Plan	2
2.14 Non-Management Director	2
2.15 Participant	2
2.16 Plan	2
2.17 Plan Administrator	2
2.18 Plan Year	2
2.19 Restricted Stock	2
2.20 Restricted Stock Unit	2
2.21 Section 409A	3
2.22 Separation from Service	3
2.23 Share or Shares	3

ARTICLE III Participation	3

ARTICLE IV Company and Director Deferrals	3

4.1 Deferrals of Cash Compensation	3
4.2 Deferrals of Equity Compensation	4

ARTICLE V Deemed Investment of Deferred Money Accounts	6

5.1 Deemed Investments	6
5.2 Investment Funds	7
5.3 Earnings Allocations	7
5.4 Purpose of Investment Elections	7

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ARTICLE VI Distributions	7

6.1 Distribution of Deferred Money Account	7
6.2 Distribution of Deferred Equity Account	8

ARTICLE VII Beneficiary Designation	8

7.1 Beneficiary	8
7.2 Beneficiary Designation; Change of Beneficiary Designation	8
7.3 Acknowledgment	8
7.4 No Beneficiary Designation	9
7.5 Divorce	9
7.6 Doubt as to Beneficiary	9
7.7 Discharge of Obligations	9

ARTICLE VIII Administration	9

8.1 Duties of Plan Administrator	9
8.2 Establishment of Rules and Procedures	9

ARTICLE IX Claims and Review Procedure	10

9.1 Claims Procedure	10
9.2 Review Procedure	10
9.3 Exhaustion of Administrative Remedies	11
9.4 Deadline to File Legal Action	11

ARTICLE X Amendment and Termination of the Plan	11

10.1 Amendments	11
10.2 Termination of the Plan	11

ARTICLE XI Miscellaneous	13

11.1 Unfunded and Unsecured	13
11.2 Restriction Against Assignment	13
11.3 Trust	13
11.4 Withholding	14
11.5 Payment in Event of Incapacity	14
11.6 Protective Provisions	14
11.7 Compliance with Section 409A	14
11.8 Recovery of Overpayments	15
11.9 No Rights to Continued Service Created	15
11.10 Participants Should Consult Advisors	15
11.11 Successors	15
11.12 Indemnification	15
11.13 Headings	15
11.14 Construction of Provisions	15
11.15 Governing Law	15

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WPX ENERGY BOARD OF DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I

PURPOSE AND INTENT

1.1 Purpose of the Plan. WPX Energy, Inc., a Delaware corporation (the “Company”) hereby establishes the WPX Energy Board of Directors Nonqualified Deferred Compensation Plan (the “Plan”), effective January 1, 2013 (the “Effective Date”). The purpose of the Plan is to provide members of the Company’s Board of Directors who are not employees of the Company (“Non-Management Directors”) the opportunity to defer receipt of cash and equity compensation from the Company and receive such compensation following termination of service as a Non-Management Director.

1.2 Relationship to the Incentive Plan. The Company has established the WPX Energy, Inc. 2011 Incentive Plan (the “Incentive Plan”), pursuant to which Non-Management Directors are eligible to receive grants of equity compensation in the form of Restricted Stock and Restricted Stock Units. The Incentive Plan contemplates, to the extent permitted by the Board, that a Non-Management Director may elect to defer receipt of such equity compensation. The Plan provisions relating to deferral of equity compensation are intended to supplement the Incentive Plan by providing terms and conditions necessary to implement such deferrals in accordance with Section 409A of the Internal Revenue Code and other applicable law, but are not intended and shall not be interpreted to amend or change the terms of the Incentive Plan. All equity compensation described in this Plan shall be subject to and issued in accordance with the terms of the Incentive Plan.

1.3 Intent and Construction. The Plan is intended to be an unfunded and unsecured plan. A Participant’s interests under the Plan do not represent or create a claim against specific assets of the Company or any Affiliate. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between the Company, an Affiliate, the Board, the Compensation Committee and a Participant, the Participant’s Beneficiary or any other person. To the extent any person acquires a right to receive payments or other benefits from the Company under this Plan, such right is no greater than the right of any other unsecured general creditor of the Company. The Plan is intended to be in compliance with Section 409A of the Code and shall be interpreted, applied and administered at all times in accordance with Section 409A of the Code and the guidance issued thereunder.

ARTICLE II

DEFINITIONS

2.1 “Affiliate” shall mean all persons with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code.

2.2 “Beneficiary” or “Beneficiaries” shall mean, with respect to a Participant, the person or persons designated or otherwise determined in accordance with Article VII to receive any benefits which may become payable under the Plan by reason of the death of the Participant. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which such person is entitled under the Plan have been distributed.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Cash Compensation” shall mean the cash retainer and any other cash payments payable by the Company to a Non-Management Director for his or her services to the Company as a member of the Board.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder). Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

2.6 “Compensation Committee” shall mean the committee of the Board designated as the Compensation Committee.

2.7 “Company” shall mean WPX Energy, Inc., a Delaware corporation.

2.8 “Deferred Equity Account” shall have the meaning specified in Section 4.2(e).

2.9 “Deferred Money Account” shall have the meaning specified in Section 4.1(d).

2.10 “Director Annual Grant” shall have the meaning given to such term in the Incentive Plan.

2.11 “Equity Compensation” shall mean the Restricted Stock and Restricted Stock Units awarded to a Non-Management Director pursuant to a Director Annual Grant.

2.12 “Fund” or “Funds” shall mean one or more of the investment options designated as an available investment option under the Plan pursuant to Section 5.2.

2.13 “Incentive Plan” shall mean the WPX Energy, Inc. 2011 Incentive Plan, as amended. Any reference to a specific provision of the Incentive Plan includes a reference to that provision as it may be amended from time to time and to any successor provision.

2.14 “Non-Management Director” shall mean a member of the Board who is not an employee of the Company or an Affiliate.

2.15 “Participant” shall mean a Non-Management Director for whom an Account is maintained. An individual will cease to be a Participant at such time that the Participant’s Account has been fully distributed in accordance with the Plan.

2.16 “Plan” shall mean the WPX Energy Board of Directors Deferred Compensation Plan, as amended.

2.17 “Plan Administrator” shall mean: (i) the Board, with respect to any function for which the Board is assigned responsibility as the “Committee” pursuant to Article 3 of the Incentive Plan, subject to the Board’s delegation of responsibility for such function; and (ii) the Compensation Committee, for all other purposes with respect to the Plan.

2.18 “Plan Year” shall mean the calendar year.

2.19 “Restricted Stock” shall have the meaning given to such term in the Incentive Plan.

2.20 “Restricted Stock Unit” shall have the meaning given to such term in the Incentive Plan.

2.21 “Section 409A” shall mean Section 409A of the Code, as amended, and all rules, regulations, interpretations and rulings issued thereunder.

2.22 “Separation from Service” shall mean the termination of a Non-Management Director’s services as a director of the Company. For purposes of applying this Section 2.22, the term “Separation from Service” shall be applied in conformance with Section 1.409A-1(h) of the Treasury Regulations. For the limited purpose of determining whether a Separation from Service has occurred, the term “Company” shall include the Company and all persons with whom the Company would be considered a single employer under Sections 414(b) and (c) of the Code, except that in applying Sections 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3), and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2 of the Treasury Regulations.

2.23 “Share” or “Shares” shall have the meaning given to such term in the Incentive Plan.

ARTICLE III

PARTICIPATION

A Non-Management Director shall become a Participant in the Plan by completing and submitting to the Plan Administrator the appropriate deferral election, including such other documentation and information as the Plan Administrator may reasonably request, during the enrollment period established by the Plan Administrator with respect to the first Plan Year in which the Non-Management Director elects to participate in the Plan.

ARTICLE IV

COMPANY AND DIRECTOR DEFERRALS

4.1 Deferrals of Cash Compensation.

(a) Annual Election to Defer Cash Compensation. For each Plan Year, a Non-Management Director may elect to defer all or a portion of the Cash Compensation to be otherwise paid to the Non-Management Director for such Plan Year.

(b) Time of Filing Election.

(1) Except as provided in Section 4.1(b)(2), a Non-Management Director’s election to defer Cash Compensation must be filed no later than the December 31 preceding the Plan Year for which the election is to be effective.

(2) If an individual first becomes a Non-Management Director during a Plan Year, the Non-Management Director’s election to defer Cash Compensation with respect to such Plan Year must be filed within thirty (30) days following the first date he or she becomes a Non-Management Director. For purposes of this rule, an individual will be treated as first becoming a Non-Management Director during a Plan Year only if:

(i) he or she was not eligible to participate in the Plan or any other plan required by Section 409A to be aggregated with the Plan at any time during the twenty-four (24) month period ending on the date during the Plan Year he or she becomes a Non-Management Director; or

(ii) he or she was paid all amounts previously due under the Plan and any other plan required by Section 409A to be aggregated with the Plan and, on and before the date of the last such payment, was not eligible to continue to participate in the Plan and any other plan required by Section 409A to be aggregated with the Plan for periods after such payment.

A Cash Compensation deferral election under this Section 4.1(b)(2) will be effective only with respect to Cash Compensation paid for services performed after such election. With respect to any Cash Compensation that is earned based on a specified performance period (for example, an annual or quarterly retainer fee), the amount of Cash Compensation payable to the Non-Management Director for services performed after the Non-Management Director’s deferral election will be determined by multiplying the applicable Cash Compensation by a fraction, the numerator of which is the number of calendar days remaining in the performance period after the election and the denominator of which is the total number of calendar days in such performance period. For purposes of this Section 4.1(b)(2), the date of a Non-Management Director’s election is the date the deferral election is received by the Plan Administrator or its designee.

(c) Duration of Deferral Elections. A deferral election made pursuant to this Section 4.1 for a Plan Year (or remainder thereof in the case of a new Non-Management Director) is irrevocable after the latest date by which the deferral election is required to be filed. A deferral election for one Plan Year will not automatically be given effect for a subsequent Plan Year, so that if a deferral of Cash Compensation is desired for a subsequent Plan Year, a separate election must be made by the Non-Management Director.

(d) Deferred Money Account. For each Non-Management Director electing to defer Cash Compensation under the Plan in accordance with this Section 4.1, there shall be maintained a deferred money account (a “Deferred Money Account”). Deferred Cash Compensation of each Non-Management Director shall be credited as a dollar amount to the Non-Management Director’s Deferred Money Account as soon as reasonably practicable following the date such Cash Compensation would have otherwise been paid in cash. The Deferred Money Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan, if any.

(e) Vesting. A Participant shall at all times be one hundred (100%) vested in his or her Deferred Money Account.

4.2 Deferrals of Equity Compensation. Section 14.3 of the Incentive Plan provides that, to the extent permitted by the Board from time to time, a Non-Management Director may make an election to be paid any or all of the following in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants; or (b) “Director Fees”, as defined in 14.2(a) of the Incentive Plan. Pursuant to the authority described in Section 14.3 of the Incentive Plan, the Board has authorized the deferral of one hundred percent (100%) of a Non-Management Director’s Equity Compensation, and this Section 4.2 defines the terms and conditions upon which a Non-Management Director may elect such deferral.

(a) Annual Election to Defer Equity Compensation. For each Plan Year, a Non-Management Director may elect to defer all, but not less than all, of the Equity Compensation to be otherwise paid to the Non-Management Director for such Plan Year, subject to the restrictions described herein.

(b) Time of Deferral Election.

(1) Except as provided in Sections 4.2(b)(2) or (3), a Non-Management Director’s election to defer Equity Compensation must be filed no later than the December 31 preceding the Plan Year for which the election is to be effective.

(2) Except as provided in Section 4.2(b)(2), if an individual first becomes a Non-Management Director during a Plan Year, the Non-Management Director’s election to defer Equity Compensation with respect to such Plan Year must be filed within thirty (30) days following the first date he or she becomes a Non-Management Director. For purposes of this rule, an individual will be treated as first becoming a Non-Management Director during a Plan Year only if:

(i) he or she was not eligible to participate in the Plan or any other plan required by Section 409A to be aggregated with the Plan at any time during the twenty-four (24) month period ending on the date during the Plan Year he or she becomes a Non-Management Director; or

(ii) he or she was paid all amounts previously due under the Plan and any other plan required by Section 409A to be aggregated with the Plan and, on and before the date of the last such payment, was not eligible to continue to participate in the Plan and any other plan required by Section 409A to be aggregated with the Plan for periods after such payment.

An Equity Compensation deferral election under this Section 4.2(b)(2) will be effective only with respect to Equity Compensation paid for services performed after such election. With respect to any Equity Compensation that is earned based on a specified performance period (for example, an annual or quarterly retainer fee), the amount of Equity Compensation payable to the Non-Management Director for services performed after the Non-Management Director’s deferral election will be determined by multiplying the applicable Equity Compensation by a fraction, the numerator of which is the number of calendar days remaining in the performance period after the election and the denominator of which is the total number of calendar days in such performance period. For purposes of this Section 4.2(b)(2), the date of a Non-Management Director’s election is the date the deferral election is received by the Plan Administrator or its designee.

(3) If a Non-Management Director has a legally binding right to receive Equity Compensation in a subsequent Plan Year and such right is subject to a vesting period of at least twelve (12) months from the date the Non-Management Director obtains such right, an election to defer such Equity Compensation must be filed on or before the thirtieth (30th) day after the Non-Management Director obtains the right to the Equity Compensation, provided that the election is made at least twelve (12) months in advance of the earliest date on which the Equity Compensation could vest. For purposes of this Section 4.2(b)(3), a vesting period will not be treated as less than a twelve (12) month period merely because the vesting period ends upon the death or disability (as defined in Section 1.409A-3(i)(4) of the Treasury Regulations) of the Non-Management Director, or upon a change in control event (as defined in Section 1.409A-3(i)(5) of the

Treasury Regulations), provided that if death, disability or a change in control event occurs and the vesting period ends before the end of such twelve (12) month period, a deferral election may be given effect only if the deferral election would be permitted under Sections 4.2(b)(1) or (2).

(c) Duration of Deferral Elections. A deferral election made pursuant to this Section 4.2 for a Plan Year (or remainder thereof in the case of a new Non-Management Director) is irrevocable with respect to such Plan Year after the latest date by which the deferral election is required to be given to the Company for such Plan Year (or remainder thereof). A deferral election for one Plan Year will not automatically be given effect for a subsequent Plan Year, so that if a deferral of Equity Compensation is desired for a subsequent Plan Year, a separate election must be made by the Non-Management Director.

(d) Restricted Stock Units. As described in Section 14.3 of the Incentive Plan, a Non-Management Director’s election to defer Equity Compensation shall constitute an election to receive such Equity Compensation in the form of Restricted Stock Units. Such Restricted Stock Units shall be issued pursuant to the terms of the Incentive Plan and shall be subject to any restrictions, conditions and limitations described or provided for in the Incentive Plan and in the agreements or other instruments evidencing such Restricted Stock Units.

(e) Deferred Equity Account. For each Non-Management Director electing to defer Equity Compensation under the Plan in accordance with this Section 4.2, there shall be maintained a deferred equity account (a “Deferred Equity Account”). A Non-Management Director’s Deferred Equity Account shall, as of each date Equity Compensation subject to a deferral election would otherwise be paid, be credited with a number of Restricted Stock Units equal to the number of Shares represented by such Equity Compensation. The Deferred Equity Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amount to be paid or delivered to a Participant pursuant to the Plan, if any.

(f) Vesting. A Participant’s vested status with respect to his or her Deferred Equity Account shall be determined by and subject to the terms of the Director Annual Grant giving rise to such Deferred Equity Compensation.

(g) Voting and Dividend Rights. As described in Section 8.2 of the Incentive Plan, a Participant who has had Restricted Stock Units allocated to his or her Deferred Equity Account will have no voting rights and will have no rights to receive dividends or “Dividend Equivalents” (as such term is defined in the Incentive Plan) in respect of Restricted Stock Units.

(h) Adjustments to Restricted Stock Units. The Restricted Stock Units credited to a Participant’s Deferred Equity Account shall be subject to any adjustment in the number of Shares subject to such Restricted Stock Units, as determined by the Board pursuant to Section 4.2 of the Incentive Plan.

ARTICLE V

DEEMED INVESTMENT OF DEFERRED MONEY ACCOUNTS

5.1 Deemed Investments. Each Participant shall designate, in accordance with any procedures, restrictions and conditions established by the Plan Administrator, the manner in which the amounts credited to the Participant’s Deferred Money Account shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to such Deferred Money

Account. For this purpose, a Participant may specify that all or any percentage of his or her Deferred Money Account shall be deemed to be invested, in such percentage increments as the Plan Administrator may prescribe, in one or more of the Funds that have been designated as alternative investments under the Plan pursuant to Section 5.2. A Participant’s designation shall remain in effect until a new designation is made in the manner required by the Plan Administrator, subject to the termination and/or replacement of a Fund as an available investment option and further subject to any timing restrictions imposed by the Plan Administrator. If a Participant fails to provide a designation in the manner required by the Plan Administrator, the Participant’s Deferred Money Account shall be deemed to be invested in a default Fund designated by the Company or its designee from time to time for such purpose.

5.2 Investment Funds. The Plan Administrator shall specify the investment options that will constitute the Funds and may change the available investment options from time to time. The Plan Administrator may designate employees of the Company or an Affiliate or other individuals or entities to act, solely in an agency capacity, on behalf of the Plan Administrator for this purpose. The Plan Administrator and any employee of the Company or an Affiliate and other individual or entity designated to act on behalf of the Plan Administrator for the purpose of selecting the Funds make no promise or guarantee regarding the performance of any Fund and shall have no liability to any Participant, Beneficiary or any other individual or entity with respect to the selection of the Funds or any decrease (or lack of increase) in a Participant’s or Beneficiary’s Deferred Money Account as a result of the performance or lack thereof of: (i) the Funds selected by the Participant; or (ii) the default Fund applicable to amounts for which a Participant or Beneficiary has failed to provide an investment designation in the manner required by Plan Rules. A Participant or Beneficiary assumes all risk associated with his or her investment designation or failure to provide an investment designation, as well as all risk associated with the unsecured nature of the Plan as described in Section 11.1.

5.3 Earnings Allocations. The balance of a Participant’s Deferred Money Account shall reflect the result of daily pricing of the assets in which such Deferred Money Account is deemed invested from time to time until the time of distribution.

5.4 Purpose of Investment Elections. A Participant’s Fund elections shall be solely for purposes of calculation of the notional gains and losses credited on the Participant’s Deferred Money Account. The Company shall have no obligation to set aside or invest amounts as directed by the Participant and, if the Company elects to invest amounts as directed by the Participant, the Participant shall have no more right to such investments than any other unsecured general creditor.

ARTICLE VI

DISTRIBUTIONS

6.1 Distribution of Deferred Money Account.

(a) Distribution upon Separation from Service. A Participant’s Deferred Money Account shall be paid to the Participant in a single lump sum payment of cash within the ninety (90) day period beginning on the date of the Participant’s Separation from Service.

(b) Death of Participant. In the event a Participant dies prior to the commencement of payment of the Participant’s Deferred Money Account, the Participant’s Deferred Money Account shall be paid to the Participant’s Beneficiary in a single lump sum payment of cash within the ninety (90) day period beginning on the date of the Participant’s death.

(c) Amount of Distribution. The amount distributed pursuant to Sections 6.1(a) or (b) shall be the value of the Participant’s Deferred Money Account as of the last day of the month preceding the date of distribution.

6.2 Distribution of Deferred Equity Account.

(a) Distribution upon Separation from Service. A Participant’s Deferred Equity Account, if and to the extent the Restricted Stock Units credited to such Deferred Equity Account are vested under the terms of the applicable Director Annual Grant, shall be distributed to the Participant within the ninety (90) day period beginning on the date of the Participant’s Separation from Service, in the manner described in Section 6.2(c).

(b) Death of Participant. In the event a Participant dies prior to the commencement of distribution of the Participant’s Deferred Equity Account, the Participant’s Deferred Equity Account, if and to the extent the Restricted Stock Units credited to such Deferred Equity Account are vested under the terms of the applicable Director Annual Grant, shall be distributed to the Participant’s Beneficiary within the ninety (90) day period beginning on the date of the Participant’s death, in the manner described in Section 6.2(c).

(c) Amount and Form of Distribution. The Company will distribute a Participant’s Deferred Equity Account, to the extent vested, by delivering a number of Shares equal to the number of Restricted Stock Units credited to the Participant’s Deferred Equity Account as of the last day of the month preceding the date of distribution; provided that if less than the value of a whole Share remains in the Deferred Equity Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half ( 1/2) Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such Shares shall be issued pursuant to the terms of the Incentive Plan and shall be subject to any restrictions, conditions and limitations described or provided for in the Incentive Plan.

ARTICLE VII

BENEFICIARY DESIGNATION

7.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to whom payment under the Plan shall be made in the event of the Participant’s death.

7.2 Beneficiary Designation; Change of Beneficiary Designation. A Participant shall designate his or her Beneficiary by executing and submitting a beneficiary designation form (which may be electronic) to the Plan Administrator or its designee in the manner prescribed by the Plan Administrator. A Participant shall have the right to change a Beneficiary by executing and submitting a new beneficiary designation form in the manner prescribed by the Plan Administrator. Upon the acceptance by the Plan Administrator or its designee of a new beneficiary designation form, all beneficiary designations previously filed shall be cancelled. The Company and the Plan Administrator shall be entitled to rely on the last beneficiary designation form filed by the Participant and acknowledged by the Plan Administrator or its designee prior to his or her death.

7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged by the Plan Administrator or its designee during the Participant’s lifetime.

7.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in this Article VII or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Plan Administrator shall direct the distribution of such benefits to the Participant’s estate unless the Participant is survived by a spouse, in which event such distribution shall be made to the surviving spouse.

7.5 Divorce. Prior to the Participant’s death and upon the entry of a decree of divorce respecting a married Participant and his or her spouse, any designation of such spouse as Beneficiary of such Participant shall be revoked automatically and become ineffective on and after the date the decree is entered. The automatic revocation of such Beneficiary designation shall cause the Participant’s benefit to be distributed under the provisions of the Plan as if such spouse had predeceased the Participant. However, a Participant may designate a former spouse as a Beneficiary under the Plan, provided a properly completed Beneficiary designation form is submitted to and acknowledged by the Plan Administrator subsequent to entry of a decree of divorce respecting the Participant and such former spouse.

7.6 Doubt as to Beneficiary. If the Plan Administrator or its designee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Plan Administrator or its designee shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Plan Administrator’s satisfaction.

7.7 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and all Affiliates from all further obligations under the Plan with respect to the Participant.

ARTICLE VIII

ADMINISTRATION

8.1 Duties of Plan Administrator. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all the powers and discretionary authority necessary to carry out such terms. The Plan Administrator shall execute any certificate, instrument or other written direction on behalf of the Plan and may direct the Employer to make any payment on behalf of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Plan Administrator in its discretion, and such determination shall be binding on all persons, except as otherwise expressly provided herein. The Plan Administrator may appoint such accountants, counsel, specialists, and other persons as the Plan Administrator deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Employer or an Affiliate.

8.2 Establishment of Rules and Procedures. The Plan Administrator may establish such rules and procedures as are necessary for the proper administration of the Plan. All Participant elections, including but not limited to elections with respect to: (i) deferrals of Cash Compensation and/or Equity Compensation; (ii) the Funds which shall act as the basis for crediting of earnings or losses on Deferred Money Account balances; (iii) the form and timing of distributions; and (iv) Beneficiary designations, must be made in a form provided by the Plan Administrator and must be made in accordance with the procedures, requirements and deadlines established by the Plan Administrator.

ARTICLE IX

CLAIMS AND REVIEW PROCEDURE

9.1 Claims Procedure. Any Participant or Beneficiary may file a written claim with the Plan Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. A claim under this Plan shall be adjudicated by the Plan Administrator in accordance with this Article IX.

(a) Initial Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for benefits.

(b) Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. If the period of time is extended because the claimant has failed to provide necessary information to decide the claim, the period for the Plan Administrator to respond shall be tolled from the date on which the notification of the additional period is sent to the claimant, until the date on which the claimant provides the information. If the claimant fails to provide necessary information to decide the claim within the time period specified by the Plan Administrator, the claim shall be denied.

(c) Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial.

(d) Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim for payment must be filed with the Plan Administrator on or before the last day of the twelfth (12th) month beginning after the due date for the requested payment or benefit.

9.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

(a) Review Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

(b) Additional Submissions. The claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim.

(c) Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. If the period of time is extended because the claimant has failed to provide necessary information to decide the claim, the period for the Plan Administrator to respond shall be tolled from the date on which the notification of the additional period is sent to the claimant, until the date on which the claimant provides the information. If the claimant fails to provide necessary information to decide the claim within the time period specified by the Plan Administrator, the claim shall be denied.

(d) Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review.

9.3 Exhaustion of Administrative Remedies. No claimant may commence any legal action to recover a benefit under this Agreement or to enforce or clarify rights under this Plan until the claim and review procedure set forth herein has been exhausted in its entirety. In any such legal action, all explicit and all implicit determinations by the Plan Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

9.4 Deadline to File Legal Action. No legal action to recover benefits under this Plan or to enforce or clarify rights under this Plan may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum on or before the last day of the twelfth (12th) month beginning after the date the claimant has received a denial on review following exhaustion of the claim and review procedure.

ARTICLE X

AMENDMENT AND TERMINATION OF THE PLAN

10.1 Amendments.

(a) Right to Amend. The Board shall have the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan. The Compensation Committee shall have the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan, provided such modification or amendment constitutes a non-material amendment. Any change that would in any way increase the monetary benefit to participants would be considered material and require approval by the Board. Non-material amendments consist of: (i) changes required by applicable law, (ii) modifications of the administrative provisions of the Plan to cause the Plan to operate more efficiently, (iii) changes required as part of the collective bargaining process, and (iv) modifications or amendments to incorporate changes provided that such modification or amendment does not materially increase Employer contributions. Any amendment or modification to the Plan shall be effective at such date as the Board may determine.

(b) Effect of Amendment. The right to amend described in Section 10.1(a) may be exercised at any time, without the consent of any Participant or Beneficiary; provided, however, that no amendment shall divest any Participant or Beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment except: (i) to the extent that a termination of the Plan pursuant to Section 10.2 would result in an accelerated distribution of the Participant’s benefits under the Plan; and (ii) to the extent necessary to comply with any applicable law, rule or regulation, including, but not limited to, Code Section 409A. Notwithstanding the foregoing, the Plan and any payment hereunder may be amended unilaterally by the Board at any time to make such changes as may be required to comply with Section 409A.

10.2 Termination of the Plan. The Board shall have the right to terminate the Plan at any time. Upon termination of the Plan, distributions in respect of amounts credited to a Participant’s Deferred

Money Account or Deferred Equity Account as of the date of the termination shall be made in the manner and at the time heretofore prescribed. If the Plan is terminated and a trust has been established (as described in Section 11.3), the trust will pay benefits as provided under the amended or terminated Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, terminate the Plan and accelerate the time and form of payment of benefits under the Plan, only under the following circumstances:

(a) The Board may terminate and liquidate the Plan within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the remaining unpaid benefits under the Plan are included in the Participants’ respective gross incomes in the latest of: (i) the calendar year in which the Plan termination and liquidation occurs; (ii) the first calendar year in which such benefits are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b) The Board may terminate and liquidate the Plan in connection with the occurrence of a “change in control event” (within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations) (a “Section 409A Change in Control”), provided that the following requirements are satisfied:

(1) The Board takes irrevocable action to terminate and liquidate the Plan during the period beginning thirty (30) days preceding the Section 409A Change in Control and ending twelve (12) months following such Section 409A Change in Control;

(2) The benefits of each Participant under the Plan and all other plans and other arrangements that are treated as single plan with this Plan under Sections 1.409A-1(c) and 1.409A-3(j)(4)(ix) Treasury Regulation (collectively, the “Other Arrangements”) are distributed within twelve (12) months following the date that all necessary action to terminate and liquidate the Plan and the Other Arrangements is irrevocably taken; and

(3) All Other Arrangements are terminated and liquidated with respect to each Participant who experienced such Section 409A Change in Control. For purposes of any Section 409A Change in Control that results from an asset purchase transaction, the applicable “service recipient” (within the meaning of Code Section 409A) with the discretion to liquidate and terminate the Plan, the Plan and the Other Arrangements shall be the “service recipient” that is primarily liable immediately after the transaction for the payment of the Plan benefits.

(c) The Board may terminate and liquidate the Plan for any other reason, provided that:

(1) The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company and its Affiliates;

(2) The Company and all of its Affiliates terminate and liquidate all Other Arrangements;

(3) No payments in liquidation of the Plan are made within twelve (12) months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(4) All payments are made within twenty-four (24) months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(5) The Company and all Affiliates do not adopt any Other Arrangement at any time during the three (3) year period following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(d) The Board may terminate and liquidate the Plan upon such other events and conditions as permitted under Section 409A.

This Section 10.2 shall be construed and administered in a manner consistent with Section 409A and Section 1.409A-3(j)(4)(ix) of the Treasury Regulations.

ARTICLE XI

MISCELLANEOUS

11.1 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts under the Plan. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan. To the extent the Participant or any other person acquires a right to receive benefits under the Plan, the Participant or such other person shall have the status of a general unsecured creditor of the Company. The Plan constitutes a mere unsecured, unfunded promise by the Company for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit under the Plan. No Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

11.2 Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or entity. The right of any Participant to receive any benefits under the Plan shall not be alienable or transferable by the Participant or the Participant’s Beneficiary by assignment or any other method, and shall not be subject to any right, claim, lien, judgment, execution, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by any creditors of any Participant or a Participant’s Beneficiary. No part of a Participant’s Deferred Money Account or Deferred Equity Account shall be subject to any right of offset against or reduction for any amount payable by the Participant or Beneficiary, whether to the Company or any other party, under any arrangement other than under the terms of this Plan.

11.3 Trust.

(a) Discretionary Establishment of Trust. Notwithstanding anything to the contrary, the Company may establish one or more accounts, funds or grantor trusts (the “Trust”) to reflect obligations under the Plan and may make such investments as it may deem desirable to assist in meeting such obligations. The Company may transfer money or other property to any such Trust, and the Trust shall pay Plan benefits to Participants and their Beneficiaries out of the Trust Fund. Such trust or trusts may be irrevocable, but shall provide that in the event of the insolvency of the Company, the assets of the trust or trusts shall be subject to the claims of the Company’s creditors. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust, and Participants shall have the status of general unsecured creditors of the Company.

(b) Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distribution of benefits under the Plan. The provisions of the Trust shall govern the rights of the Company and any delegate thereof, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

(c) Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan.

11.4 Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and other requirements applicable to the granting, crediting, vesting or payment of benefits under the Plan. There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

11.5 Payment in Event of Incapacity. If any individual entitled to receive any payment under the Plan is, in the judgment of the Plan Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Plan Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Plan Administrator: the Beneficiary; the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual’s spouse, child, parent, or other relative by blood or marriage. The Plan Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, and the Plan to the extent of the payment.

11.6 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Plan Administrator to facilitate the administration of the Plan and the payment of benefits hereunder, taking such actions as may be requested by the Plan Administrator. If any fact relating to a Participant or a Beneficiary has been misstated, the correct fact may be used to determine the amount of benefit payable to such Participant or Beneficiary.

11.7 Compliance with Section 409A. The Company intends that the Plan and all deferrals under the Plan be structured so as to comply with, or, as applicable, be excepted from, Section 409A, such that there are no adverse tax consequences, interest or penalties incurred as a result of such deferrals. Notwithstanding the Company’s intention, if a deferral under the Plan, including any payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would violate Section 409A or, if intended to be excepted from 409A, would become subject to 409A, unless the Board expressly determines otherwise, the Board, or the Compensation Committee as deemed appropriate, may adopt such policies, procedures and/or amendments to the Plan, and take such other actions as it deems reasonably necessary or appropriate, without the consent of any Participant, to (a) cause the Plan and the respective payment, distribution, deferral election, transaction or other action or arrangement to comply with 409A and/or, as applicable, to be excepted from 409A and (b) preserve the intended tax treatment of any such payment, distribution, deferral election, transaction or other action or arrangement. In such case, the related provisions of the Plan will be deemed modified, or, if necessary, rescinded, including retroactively, in order to comply with the requirements of Section 409A to the extent determined by the Board, or the Compensation Committee as deemed appropriate. This Plan will be construed and administered to the fullest extent possible in accordance with the Company’s intentions as set forth in this Section 11.7.

11.8 Recovery of Overpayments. In the event any payments under the Plan are made on account of a mistake of fact or law, the recipient shall return such payment or overpayment to the Company as requested by the Company.

11.9 No Rights to Continued Service Created. Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

11.10 Participants Should Consult Advisors. The Company, the Board and the Compensation Committee make no representation or warranty with respect to the tax, financial, estate planning or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

11.11 Successors. Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

11.12 Indemnification. To the extent provided for in the Company bylaws or similar governing document, the Company shall indemnify and hold harmless each member of the Board, each member of the Compensation Committee, and each officer and employee of the Company or an Affiliate to whom are delegated duties, responsibilities, and authority with respect to this Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her (including but not limited to reasonable attorney fees) which arise as a result of his or her actions or failure to act in connection with the operation and administration of this Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company or an Affiliate. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

11.13 Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

11.14 Construction of Provisions. If any misunderstanding or ambiguity arises concerning the meaning of any of the provisions of the Plan, the Plan Administrator has the sole right to construe such provisions. The Plan Administrator’s decision is final. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

11.15 Governing Law. This Plan shall be subject to and construed in accordance with the laws of the State of Oklahoma to the extent not preempted by federal law.

[Signature on following page.]

IN WITNESS WHEREOF, the Company has adopted this Plan as of the Effective Date and has caused the Plan to be executed by its duly authorized representative this 31 day of December, 2012.

WPX ENERGY, INC.

By:	/s/ Ralph A. Hill
Name:	Ralph A. Hill
Title:	President & CEO